Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-106113, 333-75994, 333-61694, 333-116619, 333-116618, 333-135235, 333-159774, and 333-167340 on Form S-8 and 333-173281 on Form S-3 of our report dated May 31, 2011, relating to the financial statements of Walgreens Health Initiatives, Inc. as of and for the years ended August 31, 2010 and 2009, appearing in this Current Report on Form 8-K/A of Catalyst Health Solutions, Inc.

/s/ Deloitte & Touche LLP
Chicago, IL
August 19, 2011